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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of additional shares under the Intuit Inc. 1993 Equity Incentive Plan and to the incorporation by reference therein of our report dated August 25, 1997, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1997, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP
                                      --------------------------

Palo Alto, California
January 29, 1998